2018 Company and Segment Sales Revenue by End-Use Market

Additives & Functional Products

2018 revenue by end-use market



Electronics 1%
Other 2%
Industrial Chemicals & Processing 9%
Transportation 28%
Personal Care/Health & Wellness 5%
Consumer/Medical Durables 4%
Energy, Fuels, & Water 8%
Food, Feed, & Agriculture 11%
Consumables 21%
Building & Construction 11%

Advanced Materials

2018 revenue by end-use market



Other 1%
Industrial Chemicals & Processing 1%
Electronics 7%
Personal Care/ Health & Wellness 10%
Transportation 33%
Consumer/Medical Durables 15%
Building & Construction 15%
Consumables 18%

Chemical Intermediates

2018 revenue by end-use market



Electronics 3%
Other 4%
Tobacco 1%
Transportation 4%
Industrial Chemicals & Processing 25%
Consumer/Medical Durables 7%
Energy, Fuels, & Water 8%
Consumables 9%
Building & Construction 18%
Personal Care & Wellness 8%
Food, Feed, & Agriculture 13%

Corporate

2018 revenue by end-use market



Electronics 3%
Other 2%
Energy, Fuels, & Water 5%
Transportation 20%
Personal Care/Health & Wellness 7%
Food, Feed, & Agriculture 8%
Consumer/Medical Durables 7%
Consumables 16%
Filter Media (Tobacco) 8%
Industrial Chemicals & Processing 11%
Building & Construction 13%

EASTMAN